SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2007

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 15, 2007, Neuralstem, Inc. (“Company”) completed the private placement of 2,054,000 units to institutional investors. The units consist of one share of common stock and one half common stock purchase warrant. An aggregate of 2,054,000 common shares and warrants to purchase an additional 1,027,000 common shares were issued. The units were priced at $2.50 each and resulted in gross proceeds to the Company of $5,135,000.00. The investors also received certain registration rights with regard to the underlying securities. The exercise price of the warrants is $3.00.

In connection with the offering, the Company paid fees and expenses totaling $431,000.00 and issued its placement agent a warrant to purchase 246,480 common shares at $3.00.

The transaction documents are attached hereto as Exhibits.

Item 9.01     Financial Statement and Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated March 15, 2007

4.2	Common Stock Purchase Warrant dated March 15, 2007

4.3	Registration Rights Agreement dated March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Neuralstem, Inc.

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: March 15, 2007